UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

COLORADO GOLDFIELDS INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51718	20-0716175
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10920 West Alameda Avenue, Suite 207 Lakewood, CO	80226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 984-5324

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2009, we entered into a Lease with Option to Purchase Agreement for the King Solomon Mine in San Juan County, Colorado. The terms of the agreement include the issuance of 50,000,000 restricted shares of Class A common stock in Colorado Goldfields restricted in a lock up provision for a period of 3 years during which no sales or other conveyances may be undertaken, a work commitment of $50,000 per year, and a 3.5% Net Smelter Royalty. The lease automatically renews so long as ores, minerals, or metals are being produced or sold.

The King Solomon Mine is located on the southern flank of King Solomon Mountain, just a few hundred yards up the mountain from the first discovery of gold in the San Juan Mountains in Little Giant Basin. Opened in 1876, the mine was in production until 1883.         .

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Mining Lease Agreement between Colorado Goldfields Inc. and Larry H. Killian dated September 18, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO GOLDFIELDS INC.

Dated: September 23, 2009

By: /s/ Lee R. Rice

Lee R. Rice
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mining Lease Agreement between Colorado Goldfields Inc. and Larry H. Killian dated September 18, 2009.